Exhibit 99.1

FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

Dated: As of November 27, 2018

in the amount of

$4,500,000.00
(the “Mortgage Amount”)

from

ENZO REALTY II, LLC

a New York limited liability company

having an office at:
10 Executive Boulevard
Farmingdale, New York 11735 (the “Mortgagor”)

and

TOWN OF BABYLON INDUSTRIAL DEVELOPMENT AGENCY

having an office at:
47 West Main Street - Suite 3
Babylon, NY 11702 (the “Agency”)

to

Citibank, N.A.,
a national banking association

having an office at:
601 Lexington Avenue, 21st Floor
New York, New York 10022 (the “Mortgagee”)

LOCATION OF PREMISES:

Street Address	: 21 Executive Boulevard, Farmingdale, NY
County of	: Suffolk
State of	: New York
Section	: 094.00
Block	: 01.00
Lots	: 086.003

After recording, please return to:

Citibank, N.A.
Commercial Loan Operations
6801 Colwell Boulevard
Irving, TX 75039

FEE AND LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

This Fee and Leasehold Mortgage and Security Agreement (the “Mortgage”), made as of the 27th day of November, 2018 from the Town of Babylon Industrial Development Agency, a public benefit corporation organized and existing under the laws of the State of New York, having its principal office at 47 West Main Street - Suite 3, Babylon, NY 11702 (the “Agency”), and Enzo Realty II, LLC, a New York limited liability company, having an office at 10 Executive Boulevard, Farmingdale, New York, 11735 (the “Mortgagor”), to Citibank, N.A., a national banking association, having an office at 601 Lexington Avenue, 21st Floor, New York, New York 10022 (the “Mortgagee”).

WITNESSETH:

WHEREAS, (i) the Mortgagor is the owner of a fee estate in the premises described in Schedule A attached hereto (the “Premises”), (ii) the Agency is the owner of a leasehold estate in the Premises under a certain Company Lease Agreement dated as of November 27, 2018, made by the Mortgagor, as lessor, to the Agency, as lessee (the “IDA Company Lease”), (iii) the Mortgagor is also the owner of leasehold estate in the Premises under as certain Lease and Project Agreement dated as of November 27, 2018 made by the Agency, as sublessor, to the Mortgagor, as sublessee (the “IDA Lease”) and (iv) the Mortgagor sub-subleased the Premises to Enzo Life Sciences, Inc. pursuant to a certain sub-sublease agreement dated the date of this Mortgage (the “Enzo Life Sciences Sublease”).

NOW THEREFORE, to secure the payment of an indebtedness in the principal sum of Four Million Five Hundred Thousand and 00/100 ($4,500,000.00) Dollars, lawful money of the United States of America, to be paid with interest, and all other sums which may or shall become due hereunder according to the Note dated the date hereof given by the Mortgagor to the Mortgagee, the Agency and the Mortgagor duly authorize the execution of this Mortgage.

Certain Definitions

The Agency, Mortgagor and the Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified, such definitions to be applicable equally to the singular and to the plural forms of such terms.

“Agency’s Unassigned Rights” shall mean (i) the IDA Lease, (ii) the Agency’s rights and remedies under the IDA Company Lease and the IDA Lease, including but not limited to, its rights to receipt of any rents or payments (including payment in lieu of taxes), any indemnification and any rights to proceeds of liability insurance thereunder, and (iii) any benefits granted to the Mortgagor under the IDA Company Lease and the IDA Lease.

“Chattels” means all fixtures, fittings, appliances, apparatus, equipment, machinery and articles of personal property, and replacements thereof owned by Agency or Mortgagor, other than those owned by lessees, now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Improvements on the Premises; provided, however, that any and all patents and other intangibles owned by Mortgagor, Guarantors, or any affiliate of either, as well as any proceeds received out of any legal proceedings in connection with such patents or intangibles, shall not be included as Chattels or Intangibles.

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“Corporate Guarantors” means collectively, Enzo Biochem, Inc., Enzo Therapeutics, Inc., Enzo Clinical Labs, Inc., Enzo Realty LLC, Enzo Life Sciences US Holding Corp., Enzo Life Sciences, Inc., Axxora LLC and Enzo Life Sciences Overseas Holding Co.

“Events of Default” means the events and circumstances described as such in Section 2.01 hereof.

“Guarantor or Guarantors” means, collectively, the Corporate Guarantors and any other party who may now or hereafter guaranty repayment of the Note.

“Improvements” means all structures and buildings, and replacements thereof, now or hereafter located upon the Premises by the Agency or Mortgagor, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings.

“Intangibles” means all “general intangibles” (as defined in the New York Uniform Commercial Code) in any way relating to the Premises and/or the Improvements and which the Agency or the Mortgagor owns, all licenses, trade names and good will of the Mortgagor, books and records of the Mortgagor relating to the business operated or to be operated on the Premises or any part thereof, and all unearned premiums, accrued, accruing or to accrue under all casualty insurance policies now or hereafter obtained by the Mortgagor insuring the Mortgaged Property, as hereinafter defined, and all rights and interest of Mortgagor thereunder.

“Involuntary Rate” means the Interest Rate provided in the Note plus three (3%) percent, but in no event to exceed the maximum rate allowed by law.

“Loan” shall mean the $4,500,000.00 loan being made as of the date hereof pursuant to the terms of the Loan Documents.

“Loan Documents” shall mean this Mortgage, the Note, the Guaranty, the Hazardous Materials Guaranty and Indemnification Agreement, the Assignment of Leases and Rents, all of even date herewith, all Uniform Commercial Code Financing Statements executed and delivered in connection herewith, together with all Uniform Commercial Code continuation statements hereafter filed in respect of any such Financing Statements, together with all other documents, collateral documents, guarantees, instruments, certificates, title policies and the like securing and/or evidencing the Mortgage Amount and other Indebtedness and/or executed and/or delivered by or on behalf of the Mortgagor, Mortgagor, and Guarantor in connection with the Loan (whether any of the foregoing were executed in connection with the original closing of the loan evidenced by the Note, or at any time thereafter).

“Note” means that certain Note dated the date hereof made by the Mortgagor in favor of Mortgagee in the amount of $4,500,000.00.

“Premises” means the premises described in Schedule A hereto, including all of the air space, easements, rights, privileges, royalties and appurtenances thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Agency or Mortgagor therein and in the streets, alleys and ways adjacent thereto, either at law or in equity, in possession or expectancy, now or hereafter acquired.

All capitalized terms of this Mortgage which are not defined above have the meaning set forth in this Mortgage.

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Granting Clause

NOW, THEREFORE, the Agency, having first been indemnified by Mortgagor against any liability or expense and excluding the Agency’s Unassigned Rights, and the Mortgagor, in consideration of the premises and in order to secure payment of both the principal of the Note and the interest and any other sums payable thereon, and/or under this Mortgage and the performance and observance of all the provisions hereof and of the Note including the payment of any sums advanced by the Mortgagee pursuant to this Mortgage (collectively, all of such obligations are hereinafter referred to as the “Indebtedness”), hereby gives, grants, bargains, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms unto the Mortgagee all its estate, right, title and interest in, to and under any and all of the following described property (the “Mortgaged Property”), whether now owned or held or hereafter acquired:

(a)	the Premises;

(b)	the Improvements;

(c)	the Chattels;

(d)	the Intangibles;

(e)          all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and condemnation awards;

(f)          all leases and lettings of the Premises now or hereafter entered into and all right, title and interest of the Agency and Mortgagor thereunder, excluding, however, the IDA Lease, and including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, subject to the Mortgagor’s right to possess and apply such cash or securities prior to an Event of Default, including, further, the right, upon the happening and during the continuance of an Event of Default, to receive and collect the rents thereunder (other than the Excluded Leases).

PROVIDED, HOWEVER, that in no event shall the Mortgaged Property described above or in which the Mortgagee is granted a lien on or security interest in pursuant to this Mortgage include the Agency’s Unassigned Rights.

TO HAVE AND TO HOLD unto the Mortgagee, its successors and assigns forever together with all the Improvements now or hereafter erected on the Premises to its and their own proper use and behoof. And also the Mortgagor does for itself, its successors and assigns, covenant with the said Mortgagee, its successors and assigns, that at and until the ensealing of these presents the Mortgagor is well seized of the Premises in fee simple, and has good right to bargain and sell the same and that the same are free from all encumbrances whatsoever except such as are listed as exceptions to title in the title policy insuring the lien of this Mortgage (the “Permitted Encumbrances”).

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And furthermore, the Mortgagor does by these presents bind itself and its successors and assigns forever to warrant and defend the Premises described in Schedule A to the Mortgagee, its successors and assigns, against all claims and demands whatsoever except as mentioned herein.

ARTICLE I

Particular Covenants of the Mortgagor and Agency

The Agency, having first been indemnified against any liability or expense to its satisfaction, and the Mortgagor, covenant and agree (provided that each of the Agency and the Mortgagor covenants and agrees only with respect to the covenants and agreement of each and not of each other) as follows:

SECTION 1.01.          The Mortgagor represents and warrants that it has a good and marketable title to an indefeasible fee estate in the Premises subject to no lien, charge or encumbrance, except the Permitted Encumbrances; that it will own the Chattels free and clear of liens and claims; that this Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Property subject only to the exceptions referred to above; that the execution and delivery of this Mortgage has been duly authorized by the Agency and the Mortgagor, the execution and delivery of the Note has been duly authorized by the Mortgagor and that there is no provision in any document that evidences or establishes the existence of the Agency or Mortgagor requiring further consent for such action by any other entity or person; that it is duly organized, validly existing and is in good standing under the laws of the state of its formation or incorporation, as the case may be; that the Mortgagor has (i) all necessary licenses, authorizations, registrations, permits and/or approvals and (ii) full power and authority to own its properties and carry on its business as presently conducted and the execution and delivery by it and performance of its respective obligations under, this Mortgage and the Note will not result in the Mortgagor being in default under any provisions of any document which evidences or establishes the existence of the Mortgagor or of any mortgage, credit or other agreement to which the Mortgagor is a party or which affects the Mortgagor or the Premises, or any part thereof; that it will preserve such title, and will forever warrant and defend the same to the Mortgagee, and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever except for the Permitted Encumbrances; that to its knowledge, there are no actions, suits or proceedings at law or in equity by or before any governmental authority or other agency now pending or, to Mortgagor’s knowledge, threatened against or affecting the Mortgagor, Guarantor or the Mortgaged Property, which actions, suits or proceedings, if determined against the Mortgagor or Guarantor, could materially adversely affect the condition (financial or otherwise) or business of the Mortgagor or Guarantor or the condition or ownership of the Mortgaged Property.

SECTION 1.02.          The Agency and Mortgagor, as the case may be, will, at the sole cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the Agency may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage (provided that, with respect to the Agency (i) such deeds, conveyance, mortgage, assignments, notices of assignment, transfers and assurances are so authorized by the Act (as such term is defined in the IDA Lease) and by the Agency’s board of directors, if so required, and (ii) such deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances are in a form reasonably acceptable to the Agency) and, on demand, will execute and deliver and hereby authorizes the Mortgagee

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to execute and file in the name of the Agency and/or Mortgagor, as the case may be, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Mortgaged Property or any part thereof.

SECTION 1.03.          (a)          The Mortgagor, forthwith upon the execution and delivery of this Mortgage, and thereafter from time to time, upon reasonable prior notice, will cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and/or the Intangibles and each instrument of further assurance to be filed, registered and/or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of the Mortgagee in, the Mortgaged Property.

(b)          The Mortgagor will pay all filing, registration or recording fees, and all expenses incident to or arising in connection with this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or the Intangibles, and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, impositions, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage or any mortgage supplemental hereto, any security instrument with respect to the Chattels and/or the Intangibles or any instrument of further assurance. In the event any additional mortgage recording tax or recording fees become due subsequent to the recording of this Mortgage, Mortgagor agrees to pay any such additional mortgage tax and recording fees within five (5) days of Mortgagee’s demand, and upon the failure to make such payment, the Mortgagee has the absolute right to then make such payment for the mortgage tax or recording fees, and such payment shall be deemed a protective advance hereunder and subject to the lien of this Mortgage.

SECTION 1.04.          The Mortgagor will punctually pay the principal and interest and all other sums to become due in respect of the Note at the time and place and in the manner specified in the Note according to the true intent and meaning thereof, all in any coin or currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts.

SECTION 1.05.          (a)          The Mortgagor will, so long as it is owner of the Mortgaged Property or any part thereof, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation under the laws of New York and will comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to the Mortgagor or to the Mortgaged Property or any part thereof.

(b)          Nothing in this Section 1.05 shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section so long as the Mortgagor, as the case may be, shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security reasonably satisfactory to the Mortgagee, assuring the discharge of the Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon the Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of nonpayment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

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SECTION 1.06.          All right, title and interest of the Agency and the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by, or released to, the Agency or the Mortgagor, or constructed, assembled or placed by the Mortgagor or Agency on the Premises or any part thereof, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by the Agency or the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Agency or the Mortgagor and specifically described in the granting clauses hereof, but at any and all times the Mortgagor and/or the Agency will, as applicable, execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage, provided that, with respect to the Agency (i) such deeds, conveyance, mortgage, assignments, notices of assignment, transfers and assurances are so authorized by the Act and by the Agency’s board of directors, if so required, and (ii) such deeds, conveyances, mortgages, assignments, notices of assignment, transfers and insurances are in a form reasonably acceptable to the Agency.

SECTION 1.07.          (a)          The Mortgagor, from time to time when the same shall become due and payable, will pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, including any payment-in-lieu of tax payments, imposed upon or assessed against the Mortgaged Property (other than any rents, issues, income and profits derived pursuant to the IDA Lease, or any part thereof, or upon the revenues, rents, issues, income and profits of the Mortgaged Property, or any part thereof, or arising in respect of the occupancy, use or possession thereof collectively the “Taxes”). The Mortgagor will, upon the request of the Mortgagee, deliver to the Mortgagee receipts evidencing the payment of all such Taxes.

(b)          The Mortgagor will, upon an Event of Default, be required by Mortgagee to pay to Mortgagee on the first day of each calendar month one-twelfth of an amount (the “Escrow Fund”) which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the ensuing twelve (12) months. Mortgagee will apply the Escrow Fund to the payment of Taxes which are required to be paid by Mortgagor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount of the Taxes payable by the Mortgagor pursuant to the provisions of this Mortgage as determined by the Mortgagee from time to time, Mortgagee shall promptly return any excess to Mortgagor. If the Escrow Fund is not sufficient to pay the Taxes, as the same become payable, the Mortgagor shall pay to Mortgagee, within ten (10) days of written demand therefor by the Mortgagee, the amount which Mortgagee shall estimate in good faith as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Escrow Fund may be commingled with the general funds of Mortgagee and shall constitute additional security for the Indebtedness and shall not bear interest. Notwithstanding the foregoing, for so long as Taxes are being collected and paid pursuant to a payment-in-lieu of tax arrangement with the Agency, Mortgagor shall not be required to pay Taxes to Mortgagee pursuant to this Section 1.07(b).

(c)          The Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others, which claims and demands, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee.

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(d)          Nothing in this Section shall require the payment or discharge of any obligation imposed upon the Mortgagor by this Section so long as the Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Premises or any part thereof to satisfy the same; provided that during such contest the Mortgagor shall, at the option of the Mortgagee, provide security reasonably satisfactory to the Mortgagee, assuring the discharge of the Mortgagor’s obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest; and provided further that if, at any time, payment of any obligation imposed upon the Mortgagor by subsection (a) of this Section shall become necessary to prevent the delivery of a tax deed, or its equivalent, conveying the Mortgaged Property, or any part thereof, because of non-payment, then the Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or its equivalent.

SECTION 1.08.          The Mortgagor will pay any and all taxes, charges, fees and/or levies by reason of the Mortgagee’s ownership of the Note or this Mortgage and/or resulting from the exercise by the Mortgagee of any of its rights and/or remedies provided for under this Mortgage, except for income taxes and any gains tax law which may hereafter be enacted. The obligations assumed by the Mortgagor pursuant to this Section shall survive the exercise by the Mortgagee of any of its rights and/or remedies under this Mortgage.

SECTION 1.09.          (a)          The Mortgagor shall keep the Improvements and Chattels insured against damage by fire and other hazards covered by the standard extended coverage insurance policy, and each policy shall be endorsed to name the Mortgagee as an insured thereunder, as its interest may appear, with loss payable to the Mortgagee, without contribution or assessment, pursuant to a standard first mortgage endorsement substantially equivalent to the New York standard mortgagee endorsement. All insurance policies and endorsements required pursuant to this Section shall be fully paid for, nonassessable and contain such provisions and expiration dates and be in such form and amounts and issued by such insurance companies satisfactory to the Mortgagee. Without limiting the foregoing, each policy shall specifically provide that (i) such policy may not be cancelled except upon thirty (30) days’ prior written notice to the Mortgagee and that no act or thing done by the Agency or Mortgagor shall invalidate the policy as against the Mortgagee and (ii) any and all insurance proceeds will be paid to the Mortgagee so long as Mortgagee certifies to the insurer that the unpaid Indebtedness exceeds the proceeds of insurance. In addition, the Mortgagee may require the Mortgagor to carry such other insurance on the Improvements and Chattels in such amounts as may from time to time be required by institutional lenders, against insurable casualties (including risks of war and nuclear explosion) which at the time are commonly insured against in the case of Premises similarly situated. The Mortgagor will assign and deliver the policy or policies of all such insurance to the Mortgagee, which policy or policies shall have endorsed thereon an endorsement substantially equivalent to the New York standard mortgagee endorsement in the name of the Mortgagee, so and in such manner and form that the Mortgagee and its successors and assigns shall at all times have and hold said policy or policies as collateral and further security for the payment of the Indebtedness until the full payment of the Indebtedness. In addition, from time to time, upon occurrence of any change in the use, operation or value of the Premises, or in the availability of insurance in the area in which the Premises are located, the Mortgagor shall, within five (5) days after demand by the Mortgagee, take out such additional amounts and/or such other kinds of insurance as the Mortgagee may reasonably require.

(b)          The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section, unless the Mortgagee is included thereon as a named insured with loss payable to the Mortgagee under the standard mortgage endorsement of the character above described. The Mortgagor shall immediately notify the

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Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to the Mortgagee the policy or policies of such insurance.

(c)          If the Premises, or any part thereof, are located in an area which has been identified by the Secretary of Housing and Urban Development as a flood hazard area, the Mortgagor will keep, for as long as any Indebtedness remains unpaid, the Improvements covered by flood insurance in an amount at least equal to the full amount of the Note or the maximum limit of coverage available for the Premises under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto), whichever is less.

(d)          The Mortgagor shall give the Mortgagee prompt notice of any loss covered by insurance and the Mortgagee shall have the right to join the Mortgagor in adjusting any loss in excess of $100,000. Notwithstanding anything to the contrary contained herein or in Section 254 of the Real Property Law of the State of New York or any other provision of applicable law, the proceeds of insurance policies coming into the possession of the Mortgagee shall not be deemed trust funds and the Mortgagee shall have the option in its sole discretion to apply any insurance proceeds it may receive pursuant hereto, or otherwise, to the payment of the Indebtedness or to allow all or a portion of such proceeds to be used for the restoration of the Mortgaged Property. In the event any such insurance proceeds shall be used to reduce the Indebtedness, the same shall be applied by the Mortgagee, after the deduction therefrom and repayment to the Mortgagee of any and all costs incurred by the Mortgagee in the recovery thereof, in any manner it shall designate including but not limited to, the application of such proceeds to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity, such that the regular payments, if any, under the Note shall not be reduced or altered in any manner.

(e)          Notwithstanding anything to the contrary contained herein, in the event the Mortgagee receives any fire and casualty insurance proceeds, such proceeds shall be made available to the Mortgagor for the restoration of the Mortgaged Property, provided that the Mortgagee determines that the amount of such insurance proceeds shall be sufficient to complete the restoration, and further provided that business interruption insurance or rent insurance is then being paid being in the amount of the abatement in the case of any tenancy which may be entitled to a rent abatement due to the damage or destruction. Any surplus after such restoration may be utilized, in the Mortgagee’s discretion, to prepay any portion of the Loan. If the Mortgagee determines that the amount of such insurance proceeds shall be insufficient for completion of such restoration, within ten (10) days of such determination the Mortgagor shall deposit with the Mortgagee an amount equal to the difference between the Mortgagee’s said estimated cost of restoration and such insurance proceeds/awards. All restoration shall be completed by the earlier to occur of (i) one year from the date of the damage or destruction, and (ii) the Maturity Date (as defined in the Note). In such event, the use by the Mortgagor and the advancing by the Mortgagee of the proceeds shall be governed by the terms and conditions for making advances as hereinafter provided in subsection (g) of this Section.

(f)          The Mortgagor shall give the Mortgagee prompt written notice of damage to or destruction of the Improvements and Chattels or any part thereof and, unless the Indebtedness is paid in full to Mortgagee within thirty (30) days of the date of said damage or destruction, and provided that such proceeds are made available to the Mortgagor, the Mortgagor shall promptly commence and diligently continue to perform the repairs, restoration and rebuilding of the portion of the Improvements and Chattels so damaged or destroyed (hereinafter the “Work”) so as to restore the Improvements and Chattels in full compliance with all legal requirements and so that the Mortgaged Property shall be at least equal in value and general utility as they were prior to such damage or

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destruction, and if such damage or destruction, in the reasonable judgment of the Mortgagee, shall exceed One Hundred Thousand ($100,000) Dollars (hereinafter, collectively “Major Work”), the Mortgagor shall, prior to the commencement of the work, furnish to the Mortgagee for its approval (not to be unreasonably withheld, conditioned or delayed): (1) complete plans and specifications for the Work, with satisfactory evidence of the approval thereof (i) by all governmental authorities whose approval is required and (ii) by an architect reasonably satisfactory to the Mortgagee (hereinafter, the “Architect”) and which shall be accompanied by the Architect’s signed estimate of the entire cost of completing the Work; and (2) certified or photostatic copies of all permits and approvals required by law in connection with the commencement and conduct of the Work. The Mortgagor shall not commence any of the Work until the Mortgagor shall have complied with applicable requirements referred to in this subsection (f), and after commencing the Work the Mortgagor shall perform the Work diligently and in good faith in accordance with the plans and specifications referred to in this subsection (f), if applicable.

(g)          If the insurance proceeds, less the cost, if any, to the Mortgagee of such recovery and of paying out such proceeds (including reasonable attorneys’ fees and costs allocable to inspecting the Work and the plans and specifications therefor) should be paid towards restoration of the Improvements and Chattels or if such insurance proceeds are applied toward such restoration, then such insurance proceeds shall be applied by the Mortgagee as follows:

(i)          To the payment of the cost of the Work and shall be paid out from time to time to the Mortgagor and/or, at the Mortgagee’s option exercised from time to time, directly to the contractor, subcontractors, materialmen, laborers, engineers, architects and other persons rendering services or materials for the Work, as said Work progresses except as otherwise hereinafter provided, but subject to the following conditions, any of which the Mortgagee may freely waive:

(A)          If the Work to be done is Major Work, as determined by the Mortgagee in its sole but reasonable discretion, the Architect shall be in charge of the Work;

(B)          Each request for payment shall be made on seven (7) days prior notice to the Mortgagee and shall be accompanied by a certificate of the Architect if one is required under subsection (f) above, otherwise by a certificate of an officer of the Mortgagor, stating (i) that all of the Work completed has been done in substantial compliance with the approved plans and specifications, if any be required under said subsection (f), and in accordance with all provisions of law; (ii) the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractor, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums, if any, previously paid out by the Mortgagee does not exceed the value of the Work done to date of such certificate, and (iii) that the amount of such proceeds and other deposits remaining in the hands of the Mortgagee will be sufficient on completion of the Work to pay for the same in full (giving in such reasonable detail as the Mortgagee may require an estimate of the cost of such completion);

(C)          Each request shall be accompanied by waivers of liens satisfactory to the Mortgagee covering that part of the Work previously paid for, if any, and by a search prepared by the title company which insured the lien of the Mortgage or by other evidence reasonably satisfactory to the Mortgagee, that there has not been filed with respect to the Mortgaged Property or any part thereof any mechanic’s lien or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record and that there exist no encumbrances on or affecting the Mortgaged Property or any part thereof other than encumbrances, if any, existing as of the date hereof and which have been approved by the Mortgagee;

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(D)          The request for any payment after the Work has been completed shall be accompanied by a copy of all certificates, permits, licenses, waivers and/or other documents required by law to render occupancy of the Premises and/or Improvements legal; and

(ii)          Upon completion of the Work and payment in full therefor, or upon failure on the part of the Mortgagor to commence, as provided in subsection (f) of this Section, or diligently to continue the Work, or at any time upon request by the Mortgagor, the Mortgagee may apply the amount of any such proceeds then or thereafter in the hands of the Mortgagee to the payment of the Indebtedness, provided, however, nothing herein contained shall prevent the Mortgagee from applying at any time the whole or any part of such proceeds to the curing of any default under this Mortgage or the Note unless the default arises out of the Mortgagee’s failure to make insurance proceeds available under Section 1.09(e) and the Mortgagor has otherwise complied with the requirements of subsection 1.09(e).

SECTION 1.10.          If the Mortgagor shall fail to perform any of the covenants contained in Section 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21, and such failure was not caused by the Mortgagee’s failure to make insurance proceeds available under Section 1.09(e) and the Mortgagor has otherwise complied with the requirements of subsection 1.09(e), the Mortgagee may make advances to perform the same in its behalf upon ten (10) days’ prior written notice to the Mortgagor, and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. The Mortgagor will repay within ten (10) days of demand therefor by the Mortgagee all sums so advanced on its behalf with interest at the Involuntary Rate commencing on the tenth (10th) day after the Mortgagor’s receipt of such written demand. The provisions of this Section shall not prevent any default in the observance of any covenant contained in said Section 1.01, 1.03, 1.05, 1.07, 1.08, 1.09, 1.12 or 1.21 from constituting an Event of Default.

SECTION 1.11.          (a)          The Mortgagor represents and warrants that there has been no material adverse change in the business, properties or financial condition of the Mortgagor or Guarantor since the date of the most recent financial statements of each delivered to the Mortgagee. The Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles (“GAAP”) or such other commonly used standard of accounting reasonably acceptable to the Mortgagee and will permit the Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Premises and examine its records and books of account and to discuss its affairs, finances and accounts with the officers of the Mortgagor, at such reasonable times as may be requested by the Mortgagee, subject to the rights of tenants of the Premises with may be unaffiliated with the Mortgagor.

(b)          The Mortgagor shall deliver or cause to be delivered to the Mortgagee:

(i)          within ninety (90) days after the end of each fiscal quarter of Enzo Biochem, Inc. and its subsidiaries, a consolidated balance sheet, statement of income and earnings and a statement of cash flow as of the end of such fiscal year for Enzo Biochem, Inc. and its subsidiaries, internally prepared in accordance with GAAP or such other commonly used standard of accounting reasonably acceptable to the Mortgagee and certified to be true and correct by an officer of Enzo Biochem, Inc. and accompanied by a certificate of an officer of Enzo Biochem, Inc. certifying that to the knowledge of such officer that no default has occurred and is continuing under the Loan Documents, or if to the knowledge of such officer a default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

(ii)          within one hundred twenty (120) days after the end of each fiscal year of Enzo Biochem, Inc. and its subsidiaries, a consolidated and consolidating balance sheet, statement

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of income and earnings and a statement of cash flow as of the end of such fiscal year for Enzo Biochem, Inc. and its subsidiaries, prepared on a review basis with footnotes, stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, all in accordance with GAAP or such other commonly used standard of accounting reasonably acceptable to Mortgagee consistently applied by independent certified public accountants reasonably acceptable to the Mortgagee and certified to be true and correct by an officer of Enzo Biochem, Inc. and accompanied by a certificate of an officer of Enzo Biochem, Inc. (i) certifying that to the knowledge of such officer that no default has occurred and is continuing under the Loan Documents, or if to the knowledge of such officer a default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) with computations demonstrating compliance with the financial covenants contained in Section 1.11 (f) (i) and (g) below;

(iii)          within one hundred twenty (120) days after the end of each fiscal year of the Mortgagor, a standalone balance sheet, statement of income and earnings and a statement of cash flow as of the end of such fiscal year for the Mortgagor, prepared on a review basis with footnotes, stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, all in accordance with GAAP or such other commonly used standard of accounting reasonably acceptable to Mortgagee consistently applied by independent certified public accountants acceptable to the Mortgagee and certified to be true and correct by an officer of the Mortgagor and accompanied by a certificate of an officer of the Mortgagor (i) certifying that to the knowledge of such officer that no default has occurred and is continuing under the Loan Documents, or if to the knowledge of such officer a default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) with computations demonstrating compliance with the financial covenants contained in Section 1.11 (f)(ii) below; and

(iv)          such other information concerning the business operation or financial condition of the Mortgagor or any Guarantor as the Mortgagee may reasonably require.

(c)          The Mortgagor, within ten (10) business days upon request by mail, will furnish a written statement duly acknowledged of the amount due (or if in dispute, the Mortgagor’s calculation) whether for principal or interest on the Note and whether any offsets, counterclaims or defenses exist against the Mortgagee, or the Indebtedness, or any part thereof; provided, however, that the Mortgagor shall not be required to furnish such written statement more than three (3) times in any consecutive twelve (12) month period.

(d)          The Mortgagor shall, upon reasonable notice from the Mortgagee, permit the Mortgagee and its agents, representatives or designees access to the Premises from time to time for the purpose of conducting an appraisal of the fair value of the Premises. The Mortgagor agrees that it shall be solely responsible for the costs and expenses of any such appraisal conducted more than once during any consecutive two (2) year period, unless conducted due to the occurrence of an Event of Default, in which case the two (2) year period limitation shall not apply. No failure or omission on the part of the Mortgagee to request any such appraisals shall relieve the Mortgagor of any of its obligations under this Section 1.11(d).

(e)          The Mortgagor shall maintain at all times during the term of the Loan a deposit account (“Account”) with the Mortgagee which shall have a balance in immediately available funds on the dates on which installments of principal, interest and escrow amounts are due sufficient to pay the installments due hereunder and the Mortgagee is authorized to debit the Account for payment of the installments of principal, interest and escrow amounts due and owing. The Mortgagor and Corporate Guarantors shall maintain their primary U.S. banking and depository relationship with the Mortgagee, and

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in the event that the Mortgagor and Corporate Guarantors cease to maintain their primary U.S. banking and depository relationship with the Mortgagee, the Mortgagee reserves the right to increase the interest rate on the Note by one (1%) percent per annum until such time as the Mortgagor and Corporate Guarantors resume the maintenance of their primary U.S. banking and depository relationship with the Mortgagee.

(f)          Debt Service Coverage Ratio.

(i)          Enzo Biochem, Inc. (on a combined basis) shall maintain a minimum Debt Service Coverage Ratio of not less than 1.20:1.0, to be tested quarterly on a trailing four quarter basis, commencing with the quarter ended July 31, 2020. The term “Debt Service Coverage Ratio” shall be defined as the ratio of earnings before interest, taxes, depreciation and amortization, less cash taxes, distributions and unfunded capital expenditures; divided by the scheduled payments on long term debt (specifically including any debt for capital lease obligations), plus all interest expense paid, accrued or payable to the Mortgagee or other holders of debt and real estate taxes for the current year. Unless otherwise noted, all accounting terms used herein shall be defined in accordance with GAAP.

(ii)          the Mortgagor shall maintain a minimum Debt Service Coverage Ratio of not less than l.00x, to be tested annually upon receipt by the Mortgagee of the financial statements of the Mortgagor. The term “Debt Service Coverage Ratio” shall be defined for each fiscal year of the Mortgagor as the ratio of the net operating income (which shall mean the revenues less operating expenses) of the Mortgagor, divided by the total of the cash principal and interest paid by the Mortgagor during such period. Unless otherwise noted, all accounting terms used herein shall be defined in accordance with GAAP.

(g)          Enzo Biochem, Inc. (on a combined basis) shall maintain a ratio of Total Unsubordinated Liabilities divided by the Capital Base of not greater than 2.0 to 1.0, to be tested quarterly commencing with the quarter ended October 31, 2018 and as of each quarter ended December 31st, March 31st, July 31st and October 31st thereafter. “Capital Base” means Tangible Net Worth plus any debt subordinated to the Mortgagee. “Total Unsubordinated Liabilities” means total liabilities less any debt subordinated to the Mortgagee. “Tangible Net Worth” means total assets less the sum of (1) total liabilities net of any debt subordinated to the Mortgagee, (2) net intangible assets and (3) all amounts due from shareholders/officers/ employees/affiliates.

(h)          From and after May 31, 2019, Enzo Life Sciences, Inc. shall lease the entire leaseable space at the Mortgaged Property for the operation of its business at all times for the remainder of the term of the Loan. Said occupancy of the Mortgaged Property shall be evidenced by the Enzo Life Sciences Sublease which shall be a triple net lease from the Mortgagor to Enzo Life Sciences, Inc., which lease shall have a term which is at least than co-terminus with the term of the Loan and provides for a minimum aggregate base rent (not including any rent payable to the Agency) at 1.0x the annual debt service requirement and otherwise be sufficient to enable compliance with the minimum debt service coverage requirement provided for in Section 1.11 (f)(ii) herein. With the exception of the Enzo Life Sciences Sublease, any sublease of the Mortgaged Property shall require the prior written approval of the Mortgagee, not be unreasonably withheld, conditioned or delayed. At no time during the term of the Loan, shall fifty percent (50%) or more of the primary source of payments on the Loan be derived from third-party income unaffiliated with the Mortgagor.

SECTION 1.12.          The Mortgagor will not intentionally commit any waste on the Mortgaged Property, or any part thereof, or make any change in the use of the Mortgaged Property, or any part thereof, which will in any way increase any ordinary fire or other hazard arising out of construction

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or operation. The Mortgagor will, at all times, use commercially reasonable efforts to maintain the Improvements in good operating order and condition, ordinary wear and tear excepted, and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without the prior written consent of the Mortgagee except where appropriate replacements free of superior title, liens and claims are promptly made having value and utility at least equal to the value and utility of the removed Chattels. Without the prior written consent of the Mortgagee, the Mortgagor shall not (a) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Premises or seek any variance under existing zoning ordinances, (b) use or permit the use of the Premises in a manner which may result in the use of the Premises becoming a nonconforming use under applicable zoning ordinances, (c) subject the Premises to restrictive covenants, or (d) establish any condominium or cooperative regime with respect to the Premises. The Mortgagor will perform and comply promptly with and cause the Mortgaged Property to be maintained, used and operated in accordance and in all material respects with, any and all (i) present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental or quasi-governmental authority agency applicable to the Mortgagor or Agency or the Mortgaged Property, including permits, licenses and/or certificates that may be, (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, (iii) similarly applicable duties or obligations of any kind imposed under any Permitted Encumbrance or otherwise by law, covenant, condition, agreement or easement, public or private, and (iv) policies of insurance at any time in force with respect to the Mortgaged Property.

SECTION 1.13.          The Mortgagor, promptly upon obtaining actual knowledge of the institution of any proceedings for the condemnation of the Premises or any part thereof, will notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor from time to time will deliver to the Mortgagee all instruments reasonably requested by it to permit such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to the Mortgagee. The Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, the Mortgagee may be represented by counsel selected by the Mortgagee. The proceeds of any award or compensation so received shall be applied toward the restoration of the Mortgaged Property pursuant to the same terms, provisions and conditions which are applicable to the use of insurance proceeds as set forth in Sections 1.09 (d), (e), (f) and (g) herein provided that the Mortgagor has met the conditions contained in Sections 1.09 (d), (e), (f) and (g) or, if the Mortgagor has not met the conditions contained in Sections 1.09 (d), (e), (f) and (g), to the payment of the Indebtedness, notwithstanding the fact that the Indebtedness may not then be due and payable, or to the restoration of the Improvements. In the event that any portion of the condemnation awards or compensation shall be used to reduce the Indebtedness, same shall be applied by the Mortgagee in any manner it shall designate, including, but not limited to, the application of such award or compensation to the then unpaid installments of the principal balance due under the Note in the inverse order of their maturity such that the regular payments under the Note shall not be reduced or altered in any manner. The Agency and the Mortgagor, as the case may be, at the sole expense of the Mortgagor, upon request by the Mortgagee, shall make, execute and deliver any and all instruments reasonably requested for the purpose of confirming the assignment of the aforesaid awards and compensation to the Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever (provided that, with respect to the Agency (i) such deeds, conveyance, mortgage, assignments, notices of assignment, transfers and assurances are so authorized by the Act and by the Agency’s board of directors, if so required, and (ii) such deeds, conveyances are in a form reasonably acceptable to the Agency). The Mortgagee shall not be limited to the interest paid on the proceeds of any

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award or compensation, but shall be entitled to the payment by the Mortgagor of interest at the applicable rate provided for in the Note.

SECTION 1.14.          (a)          Except for the benefit of Mortgagee in connection with the Loan, the Agency or Mortgagor will not execute an assignment of the rents, or any part thereof, from the Premises. From and after the effective date of the Enzo Life Sciences Sublease, the Mortgagor shall maintain the Enzo Life Sciences Sublease throughout the term of this Mortgage. In no event shall the Mortgagor, without the prior consent of the Mortgagee, (i) terminate or consent to the cancellation or surrender of any lease (except for the existing lease with Wrap-N-Pack, Inc. and the Excluded Leases), or (ii) modify any lease in any material respect, or (iii) accept prepayments of any installments of rents to become due under any lease, except prepayments in the nature of security for the performance of the lessee thereunder, or (iv) enter into any new lease of the Premises or portions thereof.

(b)          The Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder (except the Excluded Leases) and will at all times promptly and faithfully perform, or cause to be performed promptly, all of the covenants, conditions and agreements contained in all leases and subleases of the Premises, or any part thereof, now or hereafter existing, on the part of the lessor or sublessor thereunder to be kept and performed and will at all times do all things necessary to compel performance by the lessee or sublessee, as the case may be, under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases or subleases provide for the giving by the lessee of certificates with respect to the status of such leases or subleases, Mortgagor as lessor or sublessor, as the case may be, shall exercise its right to request such certificates within ten (10) business days of any demand therefor by the Mortgagee.

(c)          The Mortgagor shall furnish to the Mortgagee, within thirty (30) days after a request by the Mortgagee to do so, a written statement containing the names of all lessees of the Premises, the terms of their respective leases, the space occupied and the rentals payable thereunder not more than once per year.

SECTION 1.15.          To the extent not so provided by applicable law each lease of the Premises (except the Excluded Leases), or of any part thereof, entered into after the date hereof, shall provide that, in the event of the enforcement by the Mortgagee of the remedies provided for by law or by this Mortgage, the lessee thereunder will, upon request of any person succeeding to the interest of the Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease, or (ii) any amendment or modification of the lease made without the consent of the Mortgagee or such successor in interest. If the Premises, or any part thereof, are located within the State of New York, then reference is hereby made to Section 291-f of the Real Property Law of the State of New York, for purposes of obtaining for the Mortgagee the benefit of Section 291-f in connection with this Mortgage. Each such lease (except the Excluded Leases) shall provide that upon request by such successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

SECTION 1.16.          Intentionally Omitted.

SECTION 1.17.          In the event any payment provided for herein or in the Note shall become overdue for a period in excess of fifteen (15) days, a late charge of four cents (4¢) for each dollar so

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overdue shall become immediately due to the Mortgagee for the purpose of defraying the expenses incident to handling such delinquent payment, and such charge shall be deemed to be part of the Indebtedness and therefore secured by the lien of this Mortgage. Late charges shall be payable with the next installment of principal and/or interest due under the Note. Notwithstanding the foregoing, such late charge shall not be payable for any payment due upon maturity or acceleration of the Loan.

SECTION 1.18.          The Mortgagor, in compliance with Section 13 of the Lien Law of the State of New York, will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

SECTION 1.19.          The Mortgagor agrees that it shall indemnify and hold the Mortgagee harmless against any loss or liability or actual out-of-pocket cost or expense, including without limitation, any judgments, reasonable attorneys’ fees, costs of appeal bonds and printing costs, arising out of or relating to any proceedings instituted by any claimant alleging priority over the lien of this Mortgage and/or if the Premises or any part thereof is within the State of New York by any claimant alleging a violation by the Agency or Mortgagor or the Mortgagee of any section of Article 3-A of the Lien Law of the State of New York.

SECTION 1.20.          The Mortgagor shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation.

SECTION 1.21.          The Mortgagor expressly covenants and agrees to pay in full the reasonable out-of-pocket fees and expenses of the Mortgagee’s counsel, promptly upon the receipt of a written statement therefor, which are incurred after the date hereof and which fees and expenses arise in connection with any matter incidental to the Loan.

SECTION 1.22.          (a)          The Mortgagor represents and warrants that, to Mortgagor’s knowledge, and except as set forth in any Phase 1 or other environmental report delivered to or obtained by or on behalf of the Mortgagee, the Mortgaged Property is not now and has not ever been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials (as hereinafter defined), and that no Hazardous Materials have ever been installed, placed, or in any manner dealt with on the Mortgaged Property, and that no owner of the Mortgaged Property or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has received any notice or advice from any governmental agency or any tenant, subtenant or occupant with regard to Hazardous Materials on, from or affecting the Mortgaged Property in violation of Environmental Laws. The Mortgagor shall covenant that the Mortgaged Property shall be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with, Hazardous Materials, and the Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of the Mortgagor or any tenant or subtenant or occupant, the installation of Hazardous Materials in the Mortgaged Property or onto any other property or suffer the presence of Hazardous Materials on the Mortgaged Property except in compliance, in all material respects, with Environmental Laws. The Mortgagor shall agree to comply with and ensure compliance by all tenants, subtenants and occupants with all applicable federal, state and local laws, ordinances, rules and regulations, with respect to Hazardous Materials (collectively the “Environmental Laws”), and shall agree to keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. In the event that the Mortgagor received or receives any notice or advice from any governmental agency,

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any tenant, subtenant or occupant with regard to Hazardous Materials on, from or affecting the Mortgaged Property, the Mortgagor shall agree to immediately notify the Mortgagee. The Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Mortgaged Property in accordance with the Environmental Laws and to the reasonable satisfaction of the Mortgagee. For these purposes, “Hazardous Materials” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by the Environmental Laws including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto. Subject to subsections 1.22(c) and subsection 1.22(d) below, these obligations and liabilities of the Mortgagor shall survive any foreclosure involving the Mortgaged Property or the delivery of a deed in lieu of foreclosure.

(b)          Subject to subsection 1.22(c) and subsection (d) below, the Mortgagor shall protect, indemnify and save harmless the Mortgagee from and against all liabilities, obligations, claims, actual damages, penalties, causes of action, out-of-pocket costs and expenses (including without limitation reasonable attorney’s fees and expenses, investigation and laboratory fees, court costs and litigation expenses), imposed upon or incurred by or asserted against the Mortgagee (collectively, “Losses”) by reason of (A) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials on, from or affecting the Mortgaged Property or any other property affecting the Mortgaged Property; (B) any claims of personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (C) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (D) any violation of Environmental Laws or demands of government authorities, or any policies or requirements of the Mortgagee which are based upon or in any related to such Hazardous Materials.

(c)          Notwithstanding anything to the contrary, the Mortgagor shall not be required to indemnify the Mortgagee for any Losses incurred by the Mortgagee to the extent arising out of (i) the existence or presence of Hazardous Materials first coming into existence at the Mortgaged Property after the Mortgagee has taken, title to, possession and control of the Mortgaged Property, whether pursuant to a foreclosure sale or deed in lieu of foreclosure, provided, in each case, that the same shall not have resulted from the action or inaction of the Mortgagor, or (y) the illegal acts, fraud, willful misconduct or gross negligence of the Mortgagee, or its agents, employees or contractors.

(d)          Notwithstanding the foregoing, in the event (i) the Indebtedness is paid in full and the Mortgagee has not yet taken any action to resort to the indemnity set forth in subsection 1.22(b) above, and (ii) the Mortgagor, at its sole cost and expense, delivers to the Mortgagee a then-current Phase I environmental site assessment of the Mortgaged Property dated no earlier than forty-five (45) days prior to the requested release and is prepared by a qualified environmental consultant acceptable to the Mortgagee, which concludes that there is no non-compliance with or violation of any Environmental Laws, then Indemnitor shall be released from their obligations set forth herein so long as the Mortgagee never took title to the Mortgaged Property or became an “owner”, “operator”, “control person”, “former owner”, “former operator”, “person responsible”, “potentially responsible party”, as such terms are defined in any Environmental Laws or by the case law interpreting the provisions of any Environmental Laws.

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SECTION 1.23.          The Mortgagee is subject to the requirements of the Patriot Act and hereby notifies the Mortgagor that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Mortgagor, which information includes the name and address of the Mortgagor and other information that will allow Mortgagee to identify the Mortgagor in accordance with the Patriot Act.

Section 1.24.                The Mortgagor represents, warrants and covenants as follows:

(a)          Neither the Mortgagor, nor the Mortgagor’s principals, constituents, investors or affiliates is in violation of any legal requirements relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001, (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”).

(b)          Neither the Mortgagor, nor the Mortgagor’s principals, constituents, investors or affiliates is a “Prohibited Person” which is defined as follows:

(i)          a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)          a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a person or entity with whom the Mortgagor is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the Executive Order and the Patriot Act;

(iv)          a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)          a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control; and

(vi)          a person or entity who is affiliated with a person or entity listed above.

(c)          Neither the Mortgagor, nor the Mortgagor’s principals, constituents, investors or affiliates will (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

SECTION 1.25.          The Mortgagor agrees as follows:

(a)          The Mortgagor agrees that the Premises shall at all times comply or cause to be complied to the extent applicable with the requirements of the Americans with Disabilities

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Act of 1990, as amended from time to time, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issues pursuant thereto including, without limitation, the American with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended from time to time (collectively, “Access Laws”).

(b)          Notwithstanding any provisions set forth herein or in any other documents regarding the Mortgagee’s approval or alterations of the Premises but at all times subject to the Lease, the Mortgagor shall not alter the Premises in any manner which would increase the Mortgagor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of the Mortgagee. The foregoing shall apply to tenant improvements constructed by the Mortgagor or by any of its tenants. The Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to the Mortgagee.

(c)          The Mortgagor agrees to give prompt notice to the Mortgagee of the receipt by the Mortgagor of any written complaints related to violations of any Access Laws and of commencement of any proceedings or investigations which related to compliance with applicable Access Laws.

SECTION 1.26.          The Mortgagor represents, warrants and covenants as follows:

(a)          None of the Mortgagor, any of its subsidiaries or any director, officer, employee, agent, or Affiliate of the Mortgagor or any of its subsidiaries is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Cuba, the Crimea region of Ukraine, Iran, North Korea, Sudan and Syria. The term “Affiliate” shall mean with respect to any Person, (a) any Person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any subsidiary of such Person, or (iii) any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the capital stock having ordinary voting power for the election of directors (or comparable equivalent) of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Control may be by ownership, contract, or otherwise. The term “Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other business entity, or any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

(b)          None of the Mortgagor, any of its subsidiaries or, to the knowledge of the Mortgagor, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Mortgagor or any of its subsidiaries is aware or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law or anti-corruption law, including, but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Mortgagor and Guarantor, if any, and their respective subsidiaries and, to the knowledge of the Mortgagor, its Affiliates, have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations

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(including other applicable anti-corruption laws) and have instituted and maintain policies and procedures designed to ensure, and which are reasonable expected to continue to ensure, continued compliance therewith.

(c)          The Mortgagor will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor, lender or otherwise).

(d)          No part of the proceeds of the Loan will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the UK Bribery Act, the FCPA or any other applicable anti-corruption law or otherwise for any payment that could constitute a violation of any applicable anti-bribery law or anti-corruption law.

(End of Article I)

ARTICLE II

Events of Default and Remedies

SECTION 2.01.          If one or more of the following events (each, an “Event of Default”) shall happen, that is to say:

(a)          if (i) default shall be made in the payment of any interest due under the Note, or in the payment of any installment of principal due under the Note, in either such case, when and as the same shall become due and payable, or (ii) default shall be made in any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as in the Note and this Mortgage provided or default in the payment of any other Indebtedness due to Mortgagee under this Mortgage, or (iii) default shall be made in the payment of any tax required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

(b)          Intentionally Omitted; or

(c)          if any representation of Mortgagor made herein or as part of Mortgagor’s application for the Loan shall have been materially false when made; or

(d)          if Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor under the Note, this Mortgage or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Premises, and the priority, validity and enforceability of the liens created by the Mortgage or any of the other Loan Documents and the value of the Premises are not impaired, threatened or jeopardized, then the Mortgagor shall have a period (“Cure Period”) of thirty (30) days after Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided, that if such failure cannot, despite Mortgagor’s diligent efforts, be cured in such thirty (30) day period, then so long as Mortgagor continues

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to diligently prosecute such cure, the Cure Period shall be extended for an additional period not to exceed sixty (60) additional days from the end of the original thirty (30) day Cure Period; or

(e)          if by the order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property, or any part thereof, or of the Mortgagor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

(f)          if the Mortgagor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Mortgagor or of any substantial part of its property, or if the Mortgagor shall make any general assignment for the benefit of creditors, or if the Mortgagor shall fail generally to pay its debts as such debts become due, or if the Mortgagor shall take any action in furtherance of any of the foregoing; or

(g)          if any of the creditors of the Mortgagor shall commence against the Mortgagor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect and if such case shall not be discharged or dismissed within sixty (60) days after the date on which such case was commenced, or

(h)          if final judgment for the payment of money in excess of the sum of $10,000 in the aggregate which is not covered by a valid and subsisting policy of insurance shall be rendered against the Mortgagor and the Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

(i)          if any of the events enumerated in clauses (e) through (h) of this Section 2.01 shall happen to the Guarantor, if any, or any of its property; or

(j)          if any Guarantor defaults, after the expiration of applicable notice and cure periods, under or attempts to withdraw, cancel or disclaim liability under any guaranty issued to Mortgagee; or

(k)          if the Mortgagor sells, transfers, assigns, conveys or encumbers the Premises or any part thereof or any interest therein without the prior written consent of the Mortgagee; or

(l)          if a default occurs under any mortgage that is prior or subordinate to the lien of this Mortgage or the mortgagee under any prior or subordinate mortgage commences a foreclosure action in connection with said mortgage; it being further agreed by the Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such other mortgage or deed of trust held by the Mortgagee; or

(m)          if the Mortgagor or any Guarantor defaults under any other agreement with the Mortgagee or any other lender involving indebtedness of $500,000 or more; or

(n)          if any membership interest in the Mortgagor shall be sold, assigned, transferred, conveyed, mortgaged, pledged, hypothecated or alienated without the prior written consent of the Mortgagee; or

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(o)          if any shares of the capital stock of the Corporate Guarantors shall be sold, assigned, transferred, conveyed, mortgaged, pledged, hypothecated or alienated without the prior written consent of the Mortgagee; provided however, this subsection 2.01(o) shall not apply to Enzo Biochem, Inc. so long as it remains a publicly traded entity and further provided, Enzo Biochem, Inc. shall not make or suffer a change that effectively changes control of Enzo Biochem, Inc. from current management, including without limitation, during any period of 24 consecutive months, a majority of the members of the Board of Directors of Enzo Biochem, Inc. cease to be composed of individuals (i) who were members of Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Enzo Biochem, Inc.; or

(p)          if it shall be illegal for the Mortgagor to pay any tax referred to in Section 1.08 hereof or if the payment of such tax by the Mortgagor would result in the violation of the usury laws of the State of New York; or

(q)          if a default by the Mortgagor or Enzo Life Sciences, Inc. shall occur under the IDA Company Lease, IDA Lease, or Enzo Life Sciences Sublease which continues beyond the applicable notice and grace periods;

then and in every such case:

I.          During the continuance of any such Event of Default, the Mortgagee, by written notice given to the Agency and Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, together with all other Indebtedness to be due and payable immediately, and upon any such declaration the principal of the Note, said accrued and unpaid interest thereon, and all other Indebtedness shall become and be immediately due and payable by the Mortgagor anything in the Note or in this Mortgage to the contrary notwithstanding;

II.          During the continuance of any such Event of Default, the Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and may exclude the Agency and the Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, the Mortgagee, at the expense of the Mortgaged Property, from time to time, either by purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid, may complete the construction of any of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgagor, the Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case the Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of the Mortgagor with respect thereto either in the name of the Mortgagor or otherwise as it shall deem best; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of the Mortgagee; and in furtherance of such right the Mortgagee may collect the rents payable under all leases (other than the Excluded Leases) of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on

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such lessee for the payment to the Mortgagee of all rents due and to become due under its lease, and the Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of the Mortgagee’s statement of default and shall unequivocally be authorized to pay said rents to the Mortgagee without regard to the truth of the Mortgagee’s statement of default and notwithstanding notices from the Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to the Mortgagee pursuant to such a demand shall constitute performance in full of the lessee’s obligation under the lease for the payment of rents by the lessee to the Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property, or any part thereof, as well as just and reasonable compensation for the services of the Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, the Mortgagee shall apply the moneys arising as aforesaid, first to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable, and second to the payment of any other Indebtedness and sums required to be paid by the Mortgagor under this Mortgage.

III.          The Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

(1)          intentionally omitted; or

(2)          institute proceedings for the complete or partial foreclosure of this Mortgage; or

(3)          take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note, or in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect; or

(4)          the Mortgagee also shall have such other rights and/or remedies provided to a mortgagee and/or a secured party by the New York Uniform Commercial Code.

SECTION 2.02.          (a)          The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(b)          Upon the completion of any sale or sales made by the Mortgagee under or by virtue of this Article II, the Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold and shall execute and deliver to the appropriate governmental authority any affidavit, instrument, document and/or filing required pursuant to any applicable statute, ordinance, rule and/or regulation. As long as the loan secured by this Mortgage remains unpaid and an Event of Default has occurred and is continuing, the Mortgagee is hereby irrevocably appointed the true and lawful attorney-in-fact of the Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose the Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, including, without

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limitation, any affidavit, instrument, document or filing required pursuant to any applicable statute, rule or regulation, and may substitute one or more persons with like power, the Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor, if so requested by the Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the reasonable judgment of the Mortgagee, for that purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under the Mortgagor.

(c)          In the event of any sale made under or by virtue of this Article II (whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest on, the Note, if not previously due and payable, and all other sums required to be paid by the Mortgagor pursuant to this Mortgage, immediately thereupon, shall, anything in the Note or in this Mortgage to the contrary notwithstanding, become due and payable.

(d)          The purchase money proceeds or avails of any sale made under or by virtue of this Article II, together with any other sums which then may be held by the Mortgagee under this Mortgage, whether under the provisions of this Article II or otherwise, shall be applied as follows:

First:          To the payment of the costs and expenses of such sale, including, but not limited to, the reasonable compensation to the Mortgagee, its agents and counsel, and any sums that may be due under and/or pursuant to any statute, rule, regulation and/or law which imposes any tax, charge, fee and/or levy in connection with and/or arising from the exercise of any right and/or remedy under this Mortgage or the requirement that any sum be paid in order to record and/or file any deed, instrument of transfer or other such document in connection with any such sale and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by the Mortgagee under this Mortgage, together with interest at the Involuntary Rate on all advances made by the Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

Second:        To the payment of the whole amount then due, owing or unpaid upon the Note for principal, interest, other indebtedness, and any other sums required to be paid thereunder with interest on the unpaid principal at the Involuntary Rate from and after the happening of any Event of Default described in clause (a) of Section 2.01 from the due date of any such payment of principal until the same is paid.

Third:          To the payment of any other Indebtedness and any other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage or the Note.

Fourth:          To the payment of the surplus, if any, to the Mortgagor.

(e)          Upon any sale made under or by virtue of this Article II, whether made under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Mortgagor

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secured by this Mortgage the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage.

SECTION 2.03.          (a)          In case an Event of Default described in clause (a) of Section 2.01 shall have happened and be continuing, then, upon written demand of the Mortgagee, the Mortgagor will pay to the Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, the Mortgagor will pay to the Mortgagee any and all outstanding amounts under the Note, and after the happening and during the continuance of said Event of Default will also pay to the Mortgagee interest at the Involuntary Rate on the then unpaid principal of the Note, and the sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Mortgagee, its agents, and counsel and any expenses incurred by the Mortgagee hereunder. In the event the Mortgagor shall fail forthwith to pay such amounts upon such demand, the Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Mortgagor and collect, out of the property of the Mortgagor wherever situated, as well as out of the Mortgaged Property, in any manner provided by law, moneys adjudged or decreed to be payable.

(b)          The Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, or any part thereof, and of the application of the proceeds of sale, as in this Mortgage provided, to the payment of the debt hereby secured, the Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon the Note, and to enforce payment of all other charges, payments and costs due under this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Involuntary Rate. In case of the commencement of any case against the Mortgagor under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect or any proceedings for its reorganization or involving the liquidation of its assets, then the Mortgagee shall be entitled to prove the whole amount of principal and interest due upon the Note to the full amount thereof, and all other payments, charges and costs due under this Mortgage, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall the Mortgagee receive a greater amount than such principal and interest and such other payments, charges and costs from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

(c)          No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect in any manner or to any extent, the lien of this Mortgage upon the Mortgaged Property, or any part thereof, of any liens, rights, powers or remedies of the Mortgagee hereunder, but such liens, rights, powers and remedies of the Mortgagee shall continue unimpaired as before.

(d)          Any moneys thus collected by the Mortgagee under this Section 2.03 shall be applied by the Mortgagee in accordance with the provisions of subsection (d) of Section 2.02.

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SECTION 2.04.          After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by the Mortgagee to obtain judgment for the amount outstanding under the Note and all other Indebtedness and other sums required to be paid by the Mortgagor pursuant to any provision of this Mortgage, or of any other nature in aid of the enforcement of the Note or of this Mortgage, the Mortgagor will (a) consent to the service of process as provided in Section 3.12 and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by the Mortgagee, consent to the appointment of a receiver or receivers of the Mortgaged Property, or any part thereof, and of all the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of the Mortgagee, the Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the Indebtedness, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

SECTION 2.05.          Notwithstanding the appointment of any receiver, liquidator or trustee of the Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, the Mortgagee shall be entitled to retain possession and control of all property now or hereafter held under this Mortgage.

SECTION 2.06.          No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given by this Mortgage to the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee. Nothing in this Mortgage or in the Note shall affect the obligation of the Mortgagor to pay the amounts outstanding under the Note when due.

SECTION 2.07.          The Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Agency and the Mortgagor hereby expressly waive all benefit or advantage of any such law or laws, and covenant not to hinder, delay or impede the execution of any power herein granted or delegated to the Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. The Agency and the Mortgagor each waive, to the extent that they lawfully may, all right to have the Mortgaged Property, or any part thereof, marshaled upon any foreclosure hereof.

SECTION 2.08.          During the continuance of any Event of Default, and pending the exercise by the Mortgagee of its right to exclude the Mortgagor from all or any part of the Premises, the Mortgagor agrees to pay the fair and reasonable rental value for the use and occupancy of the Mortgaged Property, or any part thereof that is in its possession for such period, and upon default of any such

26

payment, will vacate and surrender possession of the Mortgaged Property, or any part thereof, to the Mortgagee or to a receiver, if any, and in default thereof may be evicted by any summary action or proceeding for the recovery of possession of the Premises for non-payment of rent, however designated.

(End of Article II)

ARTICLE III

Miscellaneous

SECTION 3.01.          In the event any one or more of the provisions contained in this Mortgage or the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.          All notices hereunder or under any applicable law pertaining hereto shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered (i) by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by the person designated as an agent for receipt of service, (ii) by United States certified mail, return receipt requested, postage prepaid, and shall be deemed given three (3) days after being sent, to any party hereto at its address above stated or such other address of which a party shall have notified the party giving such notice in writing as aforesaid.

SECTION 3.03.          All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of Sections 254 and 273 of the Real Property Law of the State of New York, or any other applicable law.

SECTION 3.04.          All of the grants, terms, conditions, provisions and covenants of this Mortgage shall run with the land, shall be binding upon the Agency and the Mortgagor and shall inure to the benefit of the Mortgagee, subsequent holders of this Mortgage and their respective successors and assigns. For the purpose of this Mortgage, the term “Mortgagor” shall include and refer to the Mortgagor named herein, any subsequent fee owner of the Mortgaged Property, or any part thereof, including the Mortgagor, and their respective heirs, executors, legal representatives, successors and assigns of each.

SECTION 3.05.          The enforcement of this Mortgage shall be governed, construed and interpreted by the laws of the State where the Premises are located. Nothing in this Mortgage, the Note or in any other agreement between the Mortgagor and the Mortgagee shall require the Mortgagor to pay, or the Mortgagee to accept, interest in an amount which would subject the Mortgagee to any penalty or forfeiture under applicable law. In the event that the payment of any charges, fees or other sums due hereunder or under the Note or any such other agreement, which are or could be held to be in the nature of interest and which would subject the Mortgagee to any penalty or forfeiture under applicable law, then, ipso facto, the obligations of the Mortgagor to make such payment shall be reduced to the highest rate authorized under applicable law. Should the Mortgagee receive any payment which is or would be in excess of the highest rate authorized under law, such payment shall have been, and shall be deemed to have been, made in error, and shall automatically be applied to reduce the outstanding balance of the Indebtedness.

SECTION 3.06.          This Mortgage and all of the terms, covenants, provisions, conditions and grants contained in this Mortgage cannot be altered, amended, waived, modified or discharged orally, and

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no executory agreement shall be effective to modify, waive or discharge, in whole or in part, anything contained in this Mortgage unless it is in writing and signed by the party against whom enforcement of the modification, alteration, amendment, waiver or discharge is sought.

SECTION 3.07.          The Agency and Mortgagor acknowledge that each has received a true copy of this Mortgage.

SECTION 3.08.          This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

SECTION 3.09.          All covenants hereof shall be construed as affording to the Mortgagee rights additional to and not exclusive of the rights conferred under the provisions of any applicable law.

SECTION 3.10.          The information set forth on the cover hereof is hereby incorporated herein.

SECTION 3.11.          The Agency and Mortgagor expressly agree, intending that the Mortgagee rely thereon, that this Mortgage also shall constitute a “security agreement,” as such term is defined in the Uniform Commercial Code in the jurisdiction wherein the Premises are situated (the “Code”). The Mortgaged Property includes, and shall be deemed to include, inter alia, the Chattels and the Intangibles, regardless of whether they are held or hereafter acquired, of the Mortgagor in, to and under the Mortgaged Property. By executing and delivering this Mortgage, the Agency and Mortgagor have granted, in the same manner and with the same effect described in the Granting Clause hereof, to the Mortgagee, as additional security, a security interest in the Chattels and the Intangibles which are subject to the Code. If any Event of Default shall occur, the Mortgagee shall have, in addition to any and all other rights and remedies set forth in this Mortgage, and may exercise without demand, any and all rights and remedies granted to a secured party under the Code, including, but not limited to, the right to take possession of the Chattels and the Intangibles, or any part thereof, and the right to advertise and sell the Chattels and the Intangibles, or any part thereof, pursuant to and in accordance with the power of sale provided for in this Mortgage. The Agency and Mortgagor agree that any notice of sale or other action intended by the Mortgagee with respect to the Chattels and the Intangibles, or any part thereof, shall constitute reasonable notice if it is sent to the Mortgagor not less than ten (10) days prior to any such sale or intended action. The proceeds of any such sale of the Chattels and the Intangibles, or any part thereof, shall be applied in the manner set forth in clauses First through Fourth of Section 2.02 (d) of this Mortgage.

SECTION 3.12.          The Agency and the Mortgagor agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Mortgage.

SECTION 3.13.          This mortgage does not cover(s) real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having their own separate cooking facilities.

SECTION 3.14.          Upon the occurrence of an Event of Default in the performance of any of the Mortgagor’s covenants or agreements herein, the Mortgagee may, at its option, pay or perform the same and the amount or cost thereof, with interest at the Involuntary Rate, shall immediately be due from the Mortgagor to the Mortgagee. If the Mortgagor shall fail to perform any of its obligations under this Mortgage, then the Mortgagee may make advances to perform the same on its behalf and, to the extent that any such amounts or costs paid by the Mortgagee shall constitute payment of (i) taxes, charges or

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assessments which may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) any amount, costs or charge to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; or (v) any amount pursuant to the provisions provided for herein that shall become effective after Event of Default then, and in each such event, such amounts or costs, together with interest thereon at the Involuntary Rate, shall be added to the indebtedness secured hereby and shall be secured by this Mortgage.

SECTION 3.15.          The Mortgagee, its officers, employees, agents and contractors, may enter the Premises during business and upon prior notice to inspect it and to conduct, complete and take such tests, samples, analyses and other processes as the Mortgagee shall require to determine the Mortgagor’s compliance with the Environmental Laws. The costs, expenses and fees of the Mortgagee of such entry, inspection, tests, samples, analyses and processes shall be paid and reimbursed by the Mortgagor upon demand by the Mortgagee. Any such sum paid by the Mortgagee, with the interest thereon at the rate provided to be paid on the Indebtedness, shall be a lien on the Premises prior to any claim, lien, right, title or interest in, to or on the Premises attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be evidenced and secured by this Mortgage.

SECTION 3.16.          AGENCY, MORTGAGOR AND MORTGAGEE HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER, OR IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY MANNER RELATED TO THIS MORTGAGE.

SECTION 3.17.          Anything in this Mortgage or the other Loan Documents to the contrary notwithstanding, the Mortgagor shall indemnify and hold the Agency and the Mortgagee harmless and defend the Agency and the Mortgagee at the Mortgagor’s sole cost and expense against any loss or liability, cost or expense (including, without limitation, title insurance premiums and charges and reasonable attorneys’ fees and disbursements of the Mortgagee’s counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with (i) any ongoing matters arising out of the transaction contemplated hereby, the Indebtedness, this Mortgage, the Note or any other Loan Document, the IDA Company Lease, the IDA Lease, the Enzo Life Sciences Sublease, and/or the Mortgaged Property, including, but not limited to, all costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, the Mortgagee or any governmental or quasi-governmental authority, (ii) any amendment to, or restructuring of, the Indebtedness and this Mortgage, the Note or any of the other Loan Documents, (iii) any and all lawful action that may be taken by the Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Note or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Mortgagor, any Guarantor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding, and (iv) the past, current and/or future sale or offering for sale of interests in the Mortgagor, including, without limitation, liabilities under any applicable securities or blue sky laws. All sums expended by the Mortgagee shall be payable on demand and, until reimbursed by the Mortgagor pursuant hereto, shall be deemed additional principal of the Indebtedness and secured hereby and shall bear interest at the Involuntary Rate. The obligations of the Mortgagor under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever set forth in the Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

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SECTION 3.18.          No Recourse Against Agency. The general credit of the Agency is not obligated or available for the payment of this Mortgage. The Mortgagee will not look to the Agency or any principal, member, director, officer or employee of the Agency with respect to the indebtedness evidenced by this Mortgage or any covenant, stipulation, promise, agreement or obligation contained herein. In enforcing its rights and remedies under this Mortgage, the Mortgagee will look solely to the mortgaged property and/or the Mortgagor for the payment of the indebtedness secured by this Mortgage and for the performance of the provisions hereof. The Mortgagee will not seek a deficiency or other money judgment against the Agency or any principal, member, director, officer or employee of the Agency and will not institute any separate action against the Agency by reason of any default that may occur in the performance of any of the terms and conditions of this Mortgage or the Loan documentation. This Agreement on the part of the Mortgagee shall not be construed in any way so as to effect or impair the lien of this Mortgage of the Mortgagee’s right to foreclose hereunder as provided by law or construed in any way so as to limit or restrict any of the rights or remedies of the Mortgagee in any foreclosure proceedings or other enforcement of payment of the indebtedness secured hereby out of and from the security given therefor. All covenants, stipulations, promises, agreements and obligations are the Agency’s and not of any member, director, officer, employee or agent (except the Mortgagor) of the Agency in his or her individual capacity, and no recourse shall be had for the payment of the principal of any debt or interest thereon or for any claim based thereon or hereunder against any member, director, officer, employee or agency (except the Mortgagor) of the Agency or any natural person executing this Mortgage on behalf of the Agency. No covenant contained herein shall be deemed to constitute a debt of the State of New York or the County of Suffolk and neither the State of New York nor the County of Suffolk shall be liable on any covenant contained herein, nor shall any obligations hereunder be payable out of any funds of the Mortgagor.

SECTION 3.19.          The relationship of the Mortgagee to the Mortgagor hereunder is strictly and solely that of lender and borrower and debtor and mortgagee and nothing contained in the Note, this Mortgage or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the loan secured hereby is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower. The relationship of the Agency and the Mortgagee is strictly and solely that of debtor and mortgagee.

SECTION 3.20.          Hold Harmless Provisions.

(a)          The Mortgagor agrees that the Agency, its directors, members, officers, agents and employees shall not be liable for and agrees to defend, indemnify, release and hold the Agency, its director, members, officers, agents and employees harmless from and against any and all (i) liability for loss or damage to property or injury to or death of any and all persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the use thereof or under this Mortgage, or (ii) liability arising from or expense incurred by the Agency’s acquiring, constructing and equipping, installation, owning and leasing of the Premises, including without limitation the generality of the foregoing, all claims arising from the breach by the Mortgagor of any of its covenants contained herein and all causes of action and reasonable attorneys’ fees (whether by reason of third party claims or by reason of the enforcement of any provision of the Lease or this Mortgage (including without limitation this Section) and any other expenses incurred in defending any claims, suits or actions) which may arise as a result of the foregoing, provided that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Agency or any of its directors, members, officers, agents (except the Mortgagor) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence

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on the part of the Agency, or any of its members, directors, officers, agents, or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law, and upon the application of such prohibition by the final judgment or decision of a competent court of law, the remaining provisions of these indemnities shall remain in full force and effect.

(b)          Notwithstanding any other provisions of this Mortgage, the obligations of the Mortgagor pursuant to this Section 3.20 shall remain in full force and effect after the termination of this Mortgage until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all reasonable expenses and charges incurred by the Agency, or its respective members, directors, officers, agents (except the Mortgagor) and employees, relating to the enforcement of the provisions herein specified.

(c)          In the event of any claim against the Agency or its members, directors, officers, agents or employees by any employee or contractor of the Mortgagor or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Mortgagor hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

(d)          The Mortgagor directs the Agency to execute and deliver this Mortgage to the Mortgagee, and further agrees to indemnify the Agency (and its members, officer, directors, agents, servants and employees) in connection with the execution, delivery, recording, performing and enforcing of this Mortgage.

SECTION 3.21.          The Mortgagee shall not be deemed to have consented to or acquiesced in any particular provision of any of the IDA Company Lease, the IDA Lease, or the Enzo Life Sciences Sublease. Nothing in the IDA Company Lease, the IDA Lease, or the Enzo Life Sciences Sublease shall vitiate in any way the Mortgagor’s obligations under this Mortgage.

SECTION 3.22.          Termination of IDA Lease Agreements. Upon termination of the IDA Company Lease and IDA Lease for any reason whatsoever and at the sole cost and expense of the Mortgagor, the Mortgagee shall prepare and deliver to the Agency and the Mortgagor, and the Agency and the Mortgagor shall execute, any documents necessary to amend and restate the Mortgage, in order to remove the Agency as a party hereto.

SECTION 3.23.          Notwithstanding anything set forth in this Mortgage to the contrary, the maximum amount of principal indebtedness secured hereby at execution, or which under any contingency may become secured hereby at any time hereafter, is $4,500,000.00, with interest (including interest at the Involuntary Rate to the extent provided in this Mortgage), late charges and such other sums as may (a) be advanced by the Mortgagee pursuant to the Loan Documents for the protection of the Mortgaged Property or the preservation of the lien of this Mortgage (together with reasonable attorneys’ fees and disbursements) and (b) be secured hereby without resulting in the imposition of mortgage recording tax in addition to the amount of tax due with respect to the principal indebtedness of $4,500,000.00.

SECTION 3.24          The Mortgagor and Agency agree that the IDA Company Lease, IDA Lease, and the Enzo Life Sciences Sublease are subject and subordinate in all respects (including without limitation, matters pertaining to property insurance and condemnation proceeds) to this Mortgage,

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including any renewals, replacements, extensions, modifications, etc. of the same. This provision shall be self-operative and no further instrument of subordination shall be necessary.

SECTION 3.25          INDEMNITY. THE MORTGAGOR SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS THE MORTGAGEE, ITS PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, AN “INDEMNIFIED PARTY,” AND COLLECTIVELY, THE “INDEMNIFIED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), LOSSES, COSTS, DISBURSEMENTS OR EXPENSES OF ANY KIND OR NATURE (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES), PENALTIES, ACTIONS, SUITS, PROCEEDINGS, JUDGMENTS, CLAIMS, DEMANDS OR LITIGATION DEMANDS, DEFENSES, OR DISPUTES INCURRED OR SUFFERED BY THE INDEMNIFIED PARTIES WHETHER OR NOT AS THE RESULT OF THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE, OR CONTRIBUTORY, BUT NOT GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, WHETHER VOLUNTARILY OR INVOLUNTARILY INCURRED OR SUFFERED, ARISING OUT OF, BASED UPON, OR IN ANY WAY RELATING TO THE MORTGAGED PROPERTY, THE LOAN DOCUMENTS, THE LOAN, OR ANY ACTIONS OR OMISSIONS RELATED THERETO, INCLUDING THE FOLLOWING:

(a)          ANY LITIGATION CONCERNING THIS MORTGAGE, THE OTHER LOAN DOCUMENTS OR THE MORTGAGED PROPERTY, OR ANY INTEREST OF THE MORTGAGOR OR THE MORTGAGEE THEREIN, OR THE RIGHT OF OCCUPANCY THEREOF BY THE MORTGAGOR OR THE MORTGAGEE, WHETHER OR NOT ANY SUCH LITIGATION IS PROSECUTED TO A FINAL, NONAPPEALABLE JUDGMENT;

(b)          ANY ACT OR OMISSION OF THE MORTGAGOR OR ANY OF ITS AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES OR LICENSEES, IN CONNECTION WITH THE LOAN AND/OR THE PREMISES, INCLUDING THE OWNERSHIP, MANAGEMENT, MAINTENANCE, USE, OPERATION, MARKETING, SALE, CONDITION (ENVIRONMENTAL OR OTHERWISE), OCCUPANCY, OR POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PART THEREOF;

(c)          ANY INACCURACY IN OR BREACH OF ANY REPRESENTATION OR WARRANTY OF THE MORTGAGOR SET FORTH IN THIS MORTGAGE OR IN ANY OF THE OTHER LOAN DOCUMENTS;

(d)          ANY DISPUTE (i) AMONG OR BETWEEN THE MORTGAGOR, ANY GUARANTOR, AND/OR ANY PARTNER, SHAREHOLDER, OFFICER, DIRECTOR, EMPLOYEE, OR AFFILIATE OF ANY OF THE FOREGOING, OR (ii) WITH ANY BROKER;

(e)          ANY ACTION TAKEN OR NOT TAKEN BY THE MORTGAGEE WHICH IS ALLOWED OR PERMITTED UNDER THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS RELATING TO THE MORTGAGOR, THE PREMISES, ANY GUARANTOR, OR OTHERWISE, INCLUDING THE PROTECTION OR ENFORCEMENT OF ANY LIEN, SECURITY INTEREST, OR OTHER RIGHT, REMEDY, OR RECOURSE CREATED OR AFFORDED BY THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS; AND

(f)          ANY VIOLATION OF ANY LAWS;

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NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOREGOING INDEMNITIES SHALL NOT APPLY TO ANY MATTERS THAT FIRST OCCUR AFTER THE MORTGAGEE OR ANY SUCCESSOR IN INTEREST TO THE MORTGAGEE ACQUIRES TITLE TO THE MORTGAGED PROPERTY BY REASON OF FORECLOSURE, DEED IN LIEU OF FORECLOSURE OR OTHERWISE.

In the event that any action or proceeding is brought against any Indemnified Party with respect to which indemnity may be sought hereunder, the Mortgagor, upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel selected by the Indemnified Party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole and absolute discretion; provided that the Indemnified Party shall have the right to review and approve or disapprove any such compromise or settlement. Each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Mortgagor shall pay the reasonable fees and expenses of such separate counsel; provided, however, that such Indemnified Party may only employ separate counsel at the expense of the Mortgagor if in its reasonable judgment a conflict of interest exists by reason of common representation or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

The Mortgagor shall reimburse each Indemnified Party for its respective fees, costs and expenses (including reasonable legal fees) incurred in connection with any of the foregoing within ten (10) days after such Indemnified Party gives a written demand therefor, whether or not an action is actually commenced or concluded. All other indemnity obligations hereunder shall become due and payable when actually incurred by the Indemnified Party. Any payments not made when due shall bear interest at the default rate from the date such payment was due until fully paid. So long as the lien of this Mortgage has not been fully released or reconveyed, all amounts payable by the Mortgagor, and interest thereon, under this Section 3.25 shall be secured by this Mortgage and all other collateral for the Loan.

The provisions of this Section 3.25 shall survive (i) repayment of the Indebtedness; (ii) the release, reconveyance or cancellation of the lien of this Mortgage or any other collateral securing or parties liable for any part of the Indebtedness; (iii) any foreclosure (or action or deed in lieu of foreclosure); (iv) the sale or other transfer by the Mortgagor or of the Mortgagee (if it acquires title to the Mortgaged Property) of any or all of its right, title and interest in or to the Mortgaged Property; and (v) the exercise by the Mortgagee of any and all remedies set forth herein or in the Loan Documents.

[remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and the Agency.

ENZO REALTY II, LLC
By:
Barry Weiner
Authorized Signatory

TOWN OF BABYLON INDUSTRIAL DEVELOPMENT AGENCY
By:
Name:	Thomas E. Dolan
Title:	Acting Chief Executive Officer

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STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the 26th day of November in the year 2018, before me, the undersigned, a Notary Public in and for said State, personally appeared Barry Weiner, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

Notary Public

CYNTHIA LANGE Notary Public, State of New York No. 01LA4910150 Qualified in Suffolk County Commission Expires November 2, 2021

STATE OF NEW YORK	)
) ss.:
COUNTY OF NASSAU	)

On the 26th day of November in the year 2018, before me, the undersigned, a Notary Public in and for said State, personally appeared Thomas E. Dolan, personally known to be or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed instrument.

Notary Public

CYNTHIA LANGE Notary Public, State of New York No. 01LA4910150 Qualified in Suffolk County Commission Expires November 2, 2021

35

AmTrust Title Insurance Company

Title Number: FN-14176-NY

SCHEDULE A DESCRIPTION

(Amended PM 11/6/2018)

ALL that certain plot, piece or parcel of land, situate, lying and being at Farmingdale in the Town of Babylon, County of Suffolk and State of New York being part of Lot 1 as shown on a certain map entitled, “Map of Executive Park at Babylon, located in Farmingdale, Town of Babylon, Suffolk County, N.Y.” and filed in the Offices of the Clerk of the County of Suffolk on 7/23/1979 as Map No. 6833; and being bounded and described as follows:

BEGINNING at a point on the southerly side of Executive Boulevard distant 260.36 feet (246.16 feet Deed) westerly from the northwesterly end of the arc of a curve with connects the westerly side of Broad Hollow Road, as widened, with the southerly side of Executive Boulevard;

RUNNING THENCE South 9 degrees 53 minutes 20 seconds West, 421.32 feet to land now or formerly of J. Gazza;

THENCE North 65 degrees 28 minutes 30 seconds West, along said lands, 213.05 feet (213.01 feet Deed);

THENCE North 8 degrees 31 minutes 20 seconds East, 179.12 feet;

THENCE North 9 degrees 53 minutes 20 seconds East, 239.25 feet to the southerly side of Executive Boulevard;

THENCE easterly along the southerly side of Executive Boulevard, the following three (3) courses and distances:

1) South 62 degrees 35 minutes 23 seconds East, 52.42 feet;

2) Along the arc of a curve bearing to the left, having a radius of 780.66 feet, a distance of 103.34 feet;

3) South 70 degrees 10 minutes 28 seconds East, 61.02 feet to the point or place of BEGINNING.

FOR CONVEYANCING ONLY: TOGETHER with all the right, title and interest of the party of the first part, of in and to the land lying in the street in front of and adjoining said premises.